EXHIBIT 10.1
Execution Version
SUPPLEMENTAL CONFIRMATION

To:	NVIDIA Corporation 2701 San Tomas Expressway Santa Clara, California 95050
From:	Goldman, Sachs & Co.
Subject:	Accelerated Stock Buyback
Ref. No:	SDB2502120019
Date:	February 14, 2014
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and NVIDIA Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of May 14, 2013 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 14, 2014
Premium:	USD 10,464,000.00
Calculation Period Start Date:	February 14, 2014
Scheduled Termination Date:	[*]
First Acceleration Date:	[*]
Prepayment Amount:	USD 500,000,000.00
Prepayment Date:	February 20, 2014
Counterparty Additional Payment Amount:	USD 0.00
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Initial Shares:
20,583,226 Shares; provided that if, in connection with the Transaction, GS&Co. is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire, and thereafter GS&Co. shall continue to use commercially reasonable efforts to borrow or otherwise acquire a number of Shares, at a stock borrow cost no greater than the Initial Stock Loan Rate, equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable (it being understood, for the avoidance of doubt, that in using such commercially reasonable efforts GS&Co. shall act in good faith and in accordance with its then current policies, practices and procedures (including without limitation any policies, practices or procedures relating to counterparty risk, market risk, reputational risk, credit, documentation, legal, regulatory capital, compliance and collateral), and shall not be required to enter into any securities lending transaction or transact with any potential securities lender if such transaction would not be in accordance with such policies, practices and procedures). For the avoidance of doubt, the aggregate of all shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “number of Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	February 20, 2014
Ordinary Dividend Amount:	For any calendar quarter, USD 0.085
Scheduled Ex-Dividend Dates:	February 25, 2014; May 20, 2014
Additional Relevant Days:	The five Exchange Business Days immediately following the Calculation Period.
Termination Price:	USD 8.68
3. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.
Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,
GOLDMAN, SACHS & CO.
By: /s/ Daniel Kopper
Name: Daniel Kopper
Title: Vice President

Agreed and Accepted By:
NVIDIA CORPORATION

By:	/s/ Colette M. Kress
Name: Colette M. Kress
Title: EVP & CFO